Citigroup Global Markets Holdings Inc.	January 10, 2018 Medium-Term Senior Notes, Series N Pricing Supplement No. 2018-USNCH0924 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a quarterly basis beginning approximately one year after issuance on the terms described below. Your return on the securities will depend on the worst performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each, an “underlying index”).

▪	The securities provide for the repayment of principal plus a premium following the first valuation date, beginning approximately one year after issuance, on which the closing level of the worst performing underlying index is greater than or equal to its initial index level. However, if the closing level of the worst performing underlying index is not greater than or equal to its initial index level on any of the valuation dates, the securities will not be automatically redeemed at a premium and, instead, you will receive a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the worst performing underlying index from the pricing date to the final valuation date. If the securities are not automatically redeemed prior to maturity and the closing level of the worst performing underlying index on the final valuation date is less than 75% of its initial index level, you will lose at least 25%, and possibly significantly more, of your investment in the securities. Your return on the securities will depend solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the better performing underlying indices.

▪	If we and Citigroup Inc. default on our obligations, you may not receive any amount owed to you under the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying indices:	The S&P 500® Index (ticker symbol: “SPX”), the Russell 2000® Index (ticker symbol: “RTY”) and the EURO STOXX 50® Index (ticker symbol: “SX5E”)
Aggregate stated principal amount:	$3,230,000
Stated principal amount:	$1,000 per security
Pricing date:	January 10, 2018
Issue date:	January 16, 2018. See “Supplemental Plan of Distribution” in this pricing supplement.
Maturity date:	January 14, 2021
Valuation dates:	January 17, 2019, April 10, 2019, July 10, 2019, October 10, 2019, January 10, 2020, April 14, 2020, July 10, 2020, October 12, 2020 and January 11, 2021 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to any of the underlying indices
Automatic early redemption:	If, on any of the first eight valuation dates, the closing level of the worst performing underlying index is greater than or equal to its initial index level, the securities will be automatically redeemed on the third business day following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any of the first eight valuation dates, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Premium:

The premium applicable to each valuation date is indicated below. The premium may be significantly less than the appreciation of any underlying index from the pricing date to the applicable valuation date.

•	January 17, 2019:	13.0500% of the stated principal amount
•	April 10, 2019:	16.3125% of the stated principal amount
•	July 10, 2019:	19.5750% of the stated principal amount
•	October 10, 2019:	22.8375% of the stated principal amount
•	January 10, 2020:	26.1000% of the stated principal amount
•	April 14, 2020:	29.3625% of the stated principal amount
•	July 10, 2020:	32.6250% of the stated principal amount
•	October 12, 2020:	35.8875% of the stated principal amount
•	January 11, 2021:	39.1500% of the stated principal amount

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount in cash equal to:

▪  If the closing level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level:
$1,000 + the premium applicable to the final valuation date

▪  If the closing level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level: $1,000

▪ If the closing level of the worst performing underlying index on the final valuation date is less than its trigger level:
$1,000 × the index performance factor of the worst performing underlying index on the final valuation date

If the securities are not automatically redeemed prior to maturity and the closing level of the worst performing underlying index on the final valuation date is less than its trigger level, your payment at maturity will be less, and possibly significantly less, than $750 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Listing:	The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity
CUSIP / ISIN:	17324CQL3 / US17324CQL36
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$25.00(2)	$970.00
		$5.00(3)
Total:	$3,230,000.00	$96,900.00	$3,133,100.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $955.90 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $30.00 for each $1,000.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $25.00 for each $1,000.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-06 dated April 7, 2017                    Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

January 2018	PS-2

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

KEY TERMS (continued)
Initial index level:

•     S&P 500® Index: 2,748.23 (its closing level on the pricing date)

•     Russell 2000® Index: 1,559.801 (its closing level on the pricing date)

•     EURO STOXX 50® Index: 3,609.83 (its closing level on the pricing date)

Index performance factor:	For each underlying index and any valuation date, the closing level of that underlying index on that valuation date divided by the initial index level of that underlying index
Trigger level:	• S&P 500® Index: 2,061.173 (75% of its initial index level) • Russell 2000® Index: 1,169.851 (75% of its initial index level) • EURO STOXX 50® Index: 2,707.373 (75% of its initial index level)
Worst performing underlying index:	On any valuation date, the underlying index with the lowest index performance factor determined on that valuation date

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

January 2018	PS-3

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

Investment Summary

The securities do not provide for the regular payment of interest. Instead, beginning approximately one year after issuance, the securities will be automatically redeemed if the closing level of the worst performing underlying index on any of the first eight valuation dates is greater than or equal to its initial index level, for an amount in cash per security equal to $1,000 plus a premium that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the closing level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level, investors will receive an amount in cash per security equal to $1,000 plus the premium applicable to the final valuation date, as set forth below. If the securities have not previously been redeemed and the closing level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level, investors will receive the stated principal amount of $1,000 per security. However, if the securities are not redeemed prior to maturity and the closing level of the worst performing underlying index is less than its trigger level, investors will be exposed to the depreciation of the worst performing underlying index from its initial index level to its closing level on the final valuation date on a 1-to-1 basis, and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation of any underlying index.

Maturity:	Approximately 3 years
Automatic early redemption:	If, on any of the first eight valuation dates, the closing level of the worst performing underlying index is greater than or equal to its initial index level, the securities will be automatically redeemed on the third business day following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any of the first eight valuation dates, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Premium:

The premium applicable to each valuation date is indicated below. The premium may be significantly less than the appreciation of any underlying index from the pricing date to the applicable valuation date.

•	January 17, 2019:	13.0500% of the stated principal amount
•	April 10, 2019:	16.3125% of the stated principal amount
•	July 10, 2019:	19.5750% of the stated principal amount
•	October 10, 2019:	22.8375% of the stated principal amount
•	January 10, 2020:	26.1000% of the stated principal amount
•	April 14, 2020:	29.3625% of the stated principal amount
•	July 10, 2020:	32.6250% of the stated principal amount
•	October 12, 2020:	35.8875% of the stated principal amount
•	January 11, 2021:	39.1500% of the stated principal amount
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount in cash equal to:

▪ If the closing level of the worst performing underlying index on the final valuation date is greater than or equal to its initial index level:
$1,000 + the premium applicable to the final valuation date

▪ If the closing level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than or equal to its trigger level: $1,000

▪ If the closing level of the worst performing underlying index on the final valuation date is less than its trigger level:
$1,000 × the index performance factor of the worst performing underlying index on the final valuation date

January 2018	PS-4

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning approximately one year after issuance, the securities will be automatically redeemed if the closing level of the worst performing underlying index on any of the first eight quarterly valuation dates is greater than or equal to its initial index level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 75% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity	Beginning approximately one year following the issuance of the securities, if the closing level of the worst performing underlying index is greater than or equal to its initial index level on any of the first eight valuation dates, the securities will be automatically redeemed for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. Investors do not participate in any appreciation of any underlying index.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive an amount in cash per security equal to $1,000 plus the premium applicable to the final valuation date at maturity	This scenario assumes that the closing level of the worst performing underlying index is less than its initial index level on each quarterly valuation date prior to the final valuation date. Consequently, the securities are not redeemed prior to maturity. On the final valuation date, the closing level of the worst performing underlying index is greater than or equal to its initial index level. At maturity, investors will receive a cash payment equal to $1,000 plus the applicable premium per security. Investors do not participate in any appreciation of any underlying index.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors receive the stated principal amount at maturity	This scenario assumes that the closing level of the worst performing underlying index is less than its initial index level on each quarterly valuation date prior to the final valuation date. Consequently, the securities are not redeemed prior to maturity. On the final valuation date, the closing level of the worst performing underlying index is less than its initial index level, but greater than or equal to its trigger level. At maturity, investors will receive a cash payment equal to the $1,000 stated principal amount per security.
Scenario 4: The securities are not automatically redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that the closing level of the worst performing underlying index is less than its initial index level on each quarterly valuation date prior to the final valuation date. Consequently, the securities are not redeemed prior to maturity. On the final valuation date, the closing level of the worst performing underlying index is less than its trigger level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index on the final valuation date. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

January 2018	PS-5

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

Hypothetical Examples

The following table illustrates how the amount payable per security will be calculated if the closing level of the worst performing underlying index is greater than or equal to its initial index level on one of the nine valuation dates. Figures below have been rounded for ease of analysis.

Investors in the securities will not receive any dividends on the stocks that constitute the underlying indices. The examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlying indices or the stocks that constitute the underlying indices” below.

If the first valuation date on which the closing level of the worst performing underlying index is greater than or equal to its initial index level is . . .	. . . then you will receive the following payment per security upon automatic early redemption or at maturity, as applicable:
January 17, 2019	$1,000 + applicable premium = $1,000 + $130.50 = $1,130.50
April 10, 2019	$1,000 + applicable premium = $1,000 + $163.125 = $1,163.125
July 10, 2019	$1,000 + applicable premium = $1,000 + $195.75 = $1,195.75
October 10, 2019	$1,000 + applicable premium = $1,000 + $228.375 = $1,228.375
January 10, 2020	$1,000 + applicable premium = $1,000 + $261.00 = $1,261.00
April 14, 2020	$1,000 + applicable premium = $1,000 + $293.625 = $1,293.625
July 10, 2020	$1,000 + applicable premium = $1,000 + $326.25 = $1,326.25
October 12, 2020	$1,000 + applicable premium = $1,000 + $358.875 = $1,358.875
January 11, 2021	$1,000 + applicable premium = $1,000 + $391.50 = $1,391.50

If, on any valuation date, the closing levels of two underlying indices are greater than or equal to their initial index levels but the closing level of the other underlying index is less than its initial index level, you will not receive the premium indicated above following that valuation date. In order to receive the premium indicated above, the closing level of each underlying index must be greater than its initial index level on the applicable valuation date.

The examples below illustrate how the payment at maturity will be calculated if the closing level of the worst performing underlying index is not greater than or equal to its initial index level on any of the valuation dates. The examples are based on (i) with reference to the S&P 500® Index, an initial index level of 2,748.23 and a trigger level of 2,061.173, (ii) with reference to the Russell 2000® Index, an initial index level of 1,559.801 and a trigger level of 1,169.851 and (iii) with reference to the EURO STOXX 50® Index, an initial index level of 3,609.83 and a trigger level of 2,707.373 and the hypothetical closing levels on the final valuation date indicated below. If the securities are not automatically redeemed prior to maturity, your actual payment at maturity will depend on the actual closing level of the worst performing underlying index on the final valuation date.

Example 1—Par Scenario. On the final valuation date, the hypothetical closing level of the S&P 500® Index is 2,198.58 (a 20% decrease from its initial index level), the hypothetical closing level of the Russell 2000® Index is 1,715.781 (a 10% increase from its initial index level) and the hypothetical closing level of the EURO STOXX 50® Index is 3,790.32 (a 5% increase from its initial index level). The worst performing underlying index is the underlying index with the lowest index performance factor, which is calculated for each underlying index as follows:

Index performance factor of the S&P 500® Index	=	closing level on final valuation date / initial index level
	=	2,198.58 / 2,748.23
	=	0.80
Index performance factor of the Russell 2000® Index	=	closing level on final valuation date / initial index level
	=	1,715.781 / 1,559.801
	=	1.1

January 2018	PS-6

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

Index performance factor of the EURO STOXX 50® Index	=	closing level on final valuation date / initial index level
	=	3,790.32 / 3,609.83
	=	1.05

Because the index performance factor of the S&P 500® Index is lower than the index performance factors of the Russell 2000® Index and the EURO STOXX 50® Index in this example, the S&P 500® Index would be the worst performing underlying index. In this scenario, because the closing level of the worst performing underlying index on the final valuation date is less than its initial index level but greater than the applicable trigger level, you would be repaid the stated principal amount of $1,000 per security at maturity but would not receive any premium.

Example 2—Downside Scenario. On the final valuation date, the hypothetical closing level of the S&P 500® Index is 2,885.64 (a 5% increase from its initial index level), the hypothetical closing level of the Russell 2000® Index is 1,169.851 (a 25% decrease from its initial index level) and the hypothetical closing level of the EURO STOXX 50® Index is 1,443.93 (a 60% decrease from its initial index level). The worst performing underlying index is the underlying index with the lowest index performance factor, which is calculated for each underlying index as follows:

Index performance factor of the S&P 500® Index	=	closing level on final valuation date / initial index level
	=	2,885.64 / 2,748.23
	=	1.05
Index performance factor of the Russell 2000® Index	=	closing level on final valuation date / initial index level
	=	1,169.851 / 1,559.801
	=	0.75
Index performance factor of the EURO STOXX 50® Index	=	closing level on final valuation date / initial index level
	=	1,443.93 / 3,609.83
	=	0.4

Because the index performance factor of the EURO STOXX 50® Index is lower than the index performance factors of the S&P 500® Index and the Russell 2000® Index in this example, the EURO STOXX 50® Index would be the worst performing underlying index. In this scenario, because the closing level of the worst performing underlying index on the final valuation date is less than the applicable trigger level, the payment at maturity per security would be calculated as follows:

Payment at maturity per security index	=	$1,000 × the index performance factor of the worst performing underlying
	=	$1,000 × 0.4
	=	$400

In this scenario, the worst performing underlying index has depreciated by more than 25% from its initial index level to its closing level on the final valuation date, which is less than the applicable trigger level. Accordingly, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the depreciation of the worst performing underlying index from its initial index level to its closing level on the final valuation date, and you would incur a significant loss on your investment.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying indices. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not guarantee repayment of the stated principal amount at maturity. If the securities are not automatically redeemed prior to maturity, your payment at maturity

January 2018	PS-7

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

will depend on the performance of the worst performing underlying index. If the closing level of the worst performing underlying index on the final valuation date is less than the applicable trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying index has declined from its initial index level, regardless of the performance of the other underlying indices. There is no minimum payment at maturity on the securities, and you may lose your entire investment in the securities.

▪	The trigger feature of the securities exposes you to particular risks. If the closing level of the worst performing underlying index on the final valuation date is less than the applicable trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying index has declined from its initial index level. Although you will be repaid your stated principal amount at maturity if the worst performing underlying index depreciates by 25% or less from its initial index level, you will have full downside exposure to the worst performing underlying index if it depreciates by more than 25%. As a result, you may lose your entire investment in the securities.

▪	The securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities in connection with an early redemption is limited. If the securities are automatically redeemed, your potential return on the securities is limited to the applicable premium payable upon automatic early redemption, as described on the cover page of this pricing supplement. If the closing level of the worst performing underlying index is greater than or equal to its initial index level on one of the valuation dates, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the closing level of the worst performing underlying index on that valuation date may exceed its initial index level. Accordingly, the premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in any or all of the underlying indices. In addition, the premium you receive upon any early redemption of the securities may be significantly less than the return you could have achieved if the securities had not been automatically redeemed and you had been able to receive the payment at maturity.

▪	The securities are subject to the risks of each of the underlying indices and will be negatively affected if any underlying index performs poorly, even if the others perform well. You are subject to risks associated with each of the underlying indices. If any of the underlying indices performs poorly, you will be negatively affected, even if the other underlying indices perform well. The securities are not linked to a basket composed of the underlying indices, where the better performance of two could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing underlying index.

▪	You will not benefit in any way from the performance of the better performing underlying indices. The return on the securities depends solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the better performing underlying indices. The securities may underperform a similar investment in each of the underlying indices or a similar alternative investment linked to a basket composed of the underlying indices, since in either such case the performance of the better performing underlying indices would be blended with the performance of the worst performing underlying index, resulting in a better return than the return of the worst performing underlying index.

▪	The term of the securities may be as short as one year. If the closing level of the worst performing underlying index on any of the first eight valuation dates, including the valuation date expected to occur approximately one year after the pricing date, is greater than or equal to its initial index level, the securities will be automatically redeemed. The earlier the automatic redemption, the lower the premium you will receive.

▪	You will be subject to risks relating to the relationship between the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that any one of the underlying indices will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to perform poorly; the performance of the underlying indices that are not the worst performing underlying index is not relevant to your return on the securities at maturity or on an earlier automatic redemption date. It is impossible to predict what the relationship between the underlying indices will be over the term of the securities. The S&P 500® Index represents large capitalization stocks in the United States, the Russell 2000® Index represents small capitalization stocks in the United States and the EURO STOXX 50® index represents large capitalization stocks in the Eurozone. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Investing in the securities is not equivalent to investing in the underlying indices or the stocks that constitute the underlying indices. You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to any of the stocks that constitute the underlying indices. It is important to understand that, for purposes of measuring the performance of the underlying indices, the levels used will not reflect the receipt or reinvestment of dividends or distributions on the stocks that constitute the underlying indices. Dividend or distribution yield on the stocks that constitute the underlying indices would be expected to represent a significant portion of the overall return on a direct investment in the stocks that constitute the underlying indices, but will not be reflected in the performance of the underlying indices as measured for purposes of the securities

January 2018	PS-8

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

(except to the extent that dividends and distributions reduce the levels of the underlying indices). Moreover, unlike a direct investment in the underlying indices, the appreciation potential of the securities is limited, as described above.

▪	Your return on the securities depends on the closing levels of the underlying indices on only nine days. Because your payment upon automatic early redemption, if applicable, or at maturity depends on the closing levels of the underlying indices solely on one of the nine valuation dates, you are subject to the risk that the closing levels of the underlying indices on those days may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the underlying indices that you could sell for full value at a time selected by you, or if the return on the securities was based on an average of closing levels of the underlying indices, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying indices, dividend yields on the stocks that constitute the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

January 2018	PS-9

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks that constitute the underlying indices, the correlation among the underlying indices, dividend yields on the stocks that constitute the underlying indices, interest rates generally, the volatility of the exchange rate between the U.S. dollar and the euro, the correlation between that exchange rate and the level of the EURO STOXX 50® Index, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the underlying indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The EURO STOXX 50® Index is subject to risks associated with foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, the performance of the EURO STOXX 50® Index as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the prices of the underlying stocks.

▪	Our offering of the securities does not constitute a recommendation of any of the underlying indices. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices or the stocks that constitute the underlying indices, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indices. These and other activities of our affiliates may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	The levels of the underlying indices may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the stocks that constitute the underlying indices or in instruments related to the underlying indices and may adjust such positions during the term of the securities. Our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

January 2018	PS-10

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of any of the underlying indices, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Adjustments to the underlying indices may affect the value of your securities. S&P Dow Jones Indices LLC, as publisher of the S&P 500® Index, Russell Investments, as publisher of the Russell 2000® Index, or STOXX Limited, as publisher of the EURO STOXX 50® Index may add, delete or substitute the stocks that constitute the underlying indices or make other methodological changes that could affect the levels of the underlying indices. S&P Dow Jones Indices LLC, Russell Investments or STOXX Limited may discontinue or suspend calculation or publication of the underlying indices at any time without regard to your interests as holders of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2018	PS-11

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

Information About the S&P 500® Index

The S&P 500® Index consists of common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the sections “Risk Factors” and “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index, including certain risks that are associated with an investment linked to the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on January 10, 2018 was 2,748.23.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 2, 2013 to January 10, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels January 2, 2013 to January 10, 2018

January 2018	PS-12

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by Russell Investments, a subsidiary of Russell Investment Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the sections “Risk Factors” and “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index, including certain risks that are associated with an investment linked to the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on January 10, 2018 was 1,559.801.

The graph below shows the closing levels of the Russell 2000® Index for each day such level was available from January 2, 2013 to January 10, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 2, 2013 to January 10, 2018

January 2018	PS-13

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—The EURO STOXX 50® Index—License Agreement” in the accompanying underlying supplement.

Please refer to the sections “Risk Factors” and “Equity Index Descriptions—The EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index, including certain risks that are associated with an investment linked to the EURO STOXX 50® Index.

Historical Information

The closing level of the EURO STOXX 50® Index on January 10, 2018 was 3,609.83.

The graph below shows the closing levels of the EURO STOXX 50® Index for each day such level was available from January 2, 2013 to January 10, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Levels January 2, 2013 to January 10, 2018

January 2018	PS-14

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Subject to the discussions below under “Possible Withholding Under Section 871(m) of the Code” and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Possible Withholding Under Section 871(m) of the Code. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2018	PS-15

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $30.00 for each $1,000.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $25.00 for each $1,000.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the settlement date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisers in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing levels of any of the underlying indices and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

January 2018	PS-16

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

Certain Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 7, 2017, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 7, 2017, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery

January 2018	PS-17

Citigroup Global Markets Holdings Inc.

3,230 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due January 14, 2021

Principal at Risk Securities

of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients of Morgan Stanley Wealth Management may contact their local Morgan Stanley branch office or the Morgan Stanley principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 762-9666). All other clients may contact their local brokerage representative.

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January 2018	PS-18